UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 18, 2015

VALHI, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-5467	87-0110150
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5430 LBJ Freeway, Suite 1700, Dallas, Texas	75240-2697
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (972) 233-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement.

On November 18, 2015, Andrews County Holdings, Inc. ("ACH"), a subsidiary of the registrant, entered into a Purchase Agreement (the "Purchase Agreement") with Rockwell Holdco, Inc. ("Rockwell"), for the sale of Waste Control Specialists LLC ("WCS"), a subsidiary of ACH, to Rockwell.  Rockwell is the parent company of EnergySolutions, Inc., and Rockwell is owned by Energy Capital Partners, a private equity firm focused on investing in North America's energy infrastructure.  Pursuant to the terms of the Purchase Agreement, ACH has agreed to sell its 100% membership interest in WCS to Rockwell for consideration at closing consisting of $270 million in cash, $20 million face amount in Series A Preferred Stock of Rockwell plus the assumption of approximately $77 million in indebtedness of WCS.  Additionally, Rockwell and its affiliates will assume all financial assurance obligations related to the WCS business.  The proceeds from the sale would be available for the registrant's general corporate purposes.  Completion of the sale is subject to certain customary closing conditions, including the receipt of U.S. anti-trust approval, and is expected to close in the first half of 2016, assuming all closing conditions are satisfied.  There can be no assurance that any such sale of WCS would be completed.

 The Purchase Agreement includes customary representations, warranties and covenants of ACH, WCS and Rockwell.  ACH has agreed to covenants relating to WCS' conduct of its business between the date of the Purchase Agreement and the closing of the sale, and other matters.  The Purchase Agreement also includes customary termination provisions for both ACH and Rockwell.
The registrant's Board of Directors, with the assistance of a financial advisor retained by the Board of Directors, have approved the Purchase Agreement.  The Purchase Agreement has also been approved by the Rockwell Board of Directors.
A copy of the Purchase Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.  This summary of the principal terms of the Purchase Agreement and the copy of the Purchase Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about WCS, Rockwell, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of WCS or Rockwell. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the registrant's public disclosures.

Forward-Looking Statements
The statements in this Current Report relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information.  Although the registrant believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will be correct.  Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those predicted.  While it is not possible to identify all factors, the registrant continues to face many risks and uncertainties.  Among the factors that could cause our actual future results to differ materially include, but are not limited to, the following:
•	Future supply and demand for our products;
•	The extent of the dependence of certain of our businesses on certain market sectors;
•	The cyclicality of certain of our businesses (such as Kronos' titanium dioxide pigment ("TiO2") operations);
•	Customer and producer inventory levels;
•	Unexpected or earlier-than-expected industry capacity expansion (such as the TiO2 industry);
•	Changes in raw material and other operating costs (such as energy, ore, zinc, brass and steel costs) and our ability to pass those costs on to our customers or offset them with reductions in other operating costs;
•	Changes in the availability of raw materials (such as ore);
•	General global economic and political conditions (such as changes in the level of gross domestic product in various regions of the world and the impact of such changes on demand for, among other things, TiO2 and component products);
•	Competitive products and prices and substitute products, including increased competition from low-cost manufacturing sources (such as China);
•	Possible disruption of our business or increases in the cost of doing business resulting from terrorist activities or global conflicts;
•	Customer and competitor strategies;
•	Potential difficulties in integrating future acquisitions;
•	Potential difficulties in upgrading or implementing new manufacturing and accounting software systems;
•	Potential consolidation of our competitors;
•	Potential consolidation of our customers;
•	The impact of pricing and production decisions;
•	Competitive technology positions;
•	The introduction of trade barriers;
•	The ability of our subsidiaries to pay us dividends;
•	The impact of current or future government regulations (including employee healthcare benefit related regulations);
•	Uncertainties associated with new product development and the development of new product features;
•	Fluctuations in currency exchange rates (such as changes in the exchange rate between the U.S. dollar and each of the euro, the Norwegian krone, and the Canadian dollar) or possible disruptions to our business resulting from potential instability resulting from uncertainties associated with the euro;
•	Operating interruptions (including, but not limited to, labor disputes, leaks, natural disasters, fires, explosions, unscheduled or unplanned downtime and transportation interruptions);
•	Decisions to sell assets other than in the ordinary course of business;
•	The timing and amounts of insurance recoveries;
•	Our ability to renew, amend, refinance or establish credit facilities;
•	Our ability to maintain sufficient liquidity;
•	The ultimate outcome of income tax audits, tax settlement initiatives or other tax matters;
•	Our ultimate ability to utilize income tax attributes or changes in income tax rates related to such attributes, the benefits of which may not presently have been recognized under the more-likely-than-not recognition criteria (such as Kronos' ability to utilize its German and Belgium net operating loss carryforwards);
•	Environmental matters (such as those requiring compliance with emission and discharge standards for existing and new facilities, or new developments regarding environmental remediation at sites related to our former operations);
•	Government laws and regulations and possible changes therein (such as changes in government regulations which might impose various obligations on former manufacturers of lead pigment and lead-based paint, including NL, with respect to asserted health concerns associated with the use of such products);
•	The ultimate resolution of pending litigation (such as NL's lead pigment litigation, environmental and other litigation and Kronos' class action litigation);
•	Our ability to comply with covenants contained in our revolving bank credit facilities;
•	Our ability to complete and comply with the conditions of our licenses and permits;
•	Our ability to successfully defend against currently-pending or possible future challenge to WCS' operating licenses and permits;
•	Unexpected delays in the operational start-up of shipping containers procured by WCS;
•	Changes in real estate values and construction costs in Henderson, Nevada;
•	Water levels in Lake Mead; and
•	Possible future litigation.

Should one or more of these risks materialize (or the consequences of such development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those currently forecasted or expected.  The registrant disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

Item 7.01.                          Regulation FD Disclosure.
On November 19, 2015, the registrant issued a press release announcing the execution of the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and Exhibit 99.1 is deemed to be furnished and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Item 9.01.                          Financial Statements and Exhibits.

(d)            Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of the Exchange Act.

Exhibit Number	Description
2.1	Purchase Agreement by and between Rockwell Holdco, Inc., as Purchaser, and Andrews County Holdings, Inc., as Seller, dated as of November 18, 2015*
99.1	Press release dated November 19, 2015 issued by the registrant

* Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALHI, INC.

Date:  November 19, 2015                                                                                                  By:            /s/ Gregory M. Swalwell
Gregory M. Swalwell
Executive Vice President, Controller and Chief
Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Purchase Agreement by and between Rockwell Holdco, Inc., as Purchaser, and Andrews County Holdings, Inc., as Seller, dated as of November 18, 2015*
99.1	Press release dated November 19, 2015 issued by the registrant

* Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.